Exhibit 99.1

World Fuel Services Corporation Reports Results for the First Quarter of 2008

Marine Segment Delivers Record Income from Operations

MIAMI--(BUSINESS WIRE)--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported first quarter GAAP net income of $15.8 million, ($0.56 and $0.55 per share on a basic and diluted basis, respectively), compared to $14.8 million, ($0.53 and $0.51 per share on a basic and diluted basis, respectively), in the first quarter of 2007. Non-GAAP net income for the first quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $17.4 million, ($0.62 and $0.61 per share on a basic and diluted basis, respectively), compared to $16.4 million, ($0.58 and $0.56 per share on a basic and diluted basis, respectively), in the first quarter of 2007. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The company’s aviation segment generated gross profit of $35.1 million, a decrease of 10% from the prior quarter and an increase of 78% year-over-year. “Despite the difficult operating environment during the first quarter, our aviation segment delivered good results,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation.

The company’s marine segment generated record gross profit of $36.9 million, an increase of 13% from the prior quarter and 25% year-over-year. “Our marine segment has now generated year-over-year increases in gross profit for thirteen out of the last fourteen quarters and again experienced a year-over-year increase in volume. Our land segment experienced its sixth consecutive quarterly year-over-year increase in volume; however, gross profit was down 10% from the prior quarter and relatively flat year-over-year in the seasonally weak first quarter,” stated Michael J. Kasbar, president and chief operating officer.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP basic and diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because they are non-cash expenses that we do not believe are reflective of ongoing operating results. We believe that these non-GAAP financial measures allow for greater transparency in the review of our financial and operational performance and are useful for investors to evaluate our ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals in 190 countries around the world. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2008	2007

Revenue	$4,491,486	$2,702,209
Cost of sales	4,417,677	2,651,041

Gross profit	73,809	51,168

Operating expenses:
Compensation and employee benefits	29,498	22,685
Provision for bad debt	1,910	(387)
General and administrative	20,080	11,919

	51,488	34,217

Income from operations	22,321	16,951

Interest and other expense, net	(2,224)	773

Income before income taxes	20,097	17,724
Provision for income taxes	4,202	2,839

	15,895	14,885
Minority interest in income of
consolidated subsidiaries	142	56

Net income	$15,753	$14,829

Basic earnings per share	$0.56	$0.53

Basic weighted average shares	28,287	28,003

Diluted earnings per share	$0.55	$0.51

Diluted weighted average shares	28,790	29,118

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)
	As of
	March 31,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,016	$36,151
Restricted cash	-	10,000
Short-term investments	8,100	8,100
Accounts and notes receivable, net	1,633,346	1,370,656
Inventories	118,140	103,029
Short-term derivative instruments	87,355	86,531
Prepaid expenses and other current assets	63,114	50,841

Total current assets	1,986,071	1,665,308

PROPERTY AND EQUIPMENT, NET	37,708	36,870

OTHER ASSETS	98,427	95,868

	$2,122,206	$1,798,046

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$114	$53
Accounts payable	1,328,795	1,066,971
Short-term derivative instruments	79,282	88,302
Customer deposits	47,205	38,452
Accrued expenses and other current liabilities	40,242	37,333

Total current liabilities	1,495,638	1,231,111

LONG-TERM LIABILITIES	123,364	83,058

SHAREHOLDERS' EQUITY	503,204	483,877

	$2,122,206	$1,798,046

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$15,753	$14,829
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	1,910	(387)
Depreciation and amortization	2,870	1,332
Deferred income tax provision	(500)	(124)
Share-based payment compensation costs for employees and non-employee directors	1,673	1,829
Unrealized (gains) losses from derivatives and related hedged items, net	(1,412)	337
Other non-cash operating charges	236	(49)
Changes in operating assets and liabilities:
Accounts receivable	(266,487)	(25,789)
Inventories	(15,121)	11,157
Other current assets	(10,478)	(16,320)
Other assets	(937)	(473)
Accounts payable	261,824	11,117
Accrued expenses and other current liabilities	(5,176)	7,638
Other non-current liabilities	10,530	1,476
Total adjustments	(21,068)	(8,256)
Net cash (used in) provided by operating activities	(5,315)	6,573
Cash flows from investing activities:
Capital expenditures	(3,988)	(2,604)
Purchases of short-term investments	-	(15,058)
Proceeds from the sale of short-term investments	-	50
Acquisition of business, net of cash acquired	(100)	-
Net cash used in investing activities	(4,088)	(17,612)
Cash flows from financing activities:
Dividends paid on common stock	(1,085)	(1,063)
Borrowings under senior revolving credit facility	654,000	-
Repayments under senior revolving credit facility	(614,000)	-
Other	10,353	(9,848)
Net cash provided by (used in) financing activities	49,268	(10,911)
Net increase (decrease) in cash and cash equivalents	39,865	(21,950)
Cash and cash equivalents, at beginning of period	36,151	176,495
Cash and cash equivalents, at end of period	$76,016	$154,545

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2008	2007

Non-GAAP financial measures and reconciliation:

GAAP net income	$15,753	$14,829
Stock-based compensation expense, net of taxes	1,126	1,242
Intangible asset amortization expense, net of taxes	568	298

Non-GAAP net income	$17,447	$16,369

GAAP basic earnings per share	$0.56	$0.53
Stock-based compensation expense, net of taxes	0.04	0.04
Intangible asset amortization expense, net of taxes	0.02	0.01

Non-GAAP basic earnings per share	$0.62	$0.58

GAAP diluted earnings per share	$0.55	$0.51
Stock-based compensation expense, net of taxes	0.04	0.04
Intangible asset amortization expense, net of taxes	0.02	0.01

Non-GAAP diluted earnings per share	$0.61	$0.56

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000